                                                   TRENWICK GROUP INC.
                                    Exhibit 11.0 -- COMPUTATION OF EARNINGS PER
                                         SHARE (in thousands, except per share
                                         amounts)

                                            Income Before Extraordinary Item       Net Income
                                            --------------------------------       ----------

                                                   Three Months Ended          Three Months Ended
                                                      September 30,               September 30,
                                                 ---------------------       ---------------------
                                                   1997          1996          1997          1996
                                                 -------       -------       -------       -------
INCOME AVAILABLE TO COMMON
STOCKHOLDERS:
Income before extraordinary item/net
income (primary)                                 $ 8,773       $ 8,520       $ 8,773       $ 8,520
Add interest on convertible debentures
converted February 20, 1997 into
common stock, net of applicable taxes                 --           590            --           590
                                                 -------       -------       -------       -------
Income available (supplemental)                    8,773         9,110         8,773         9,110
Add interest on convertible debentures
redeemed when dilutive                                --           468            --           468
                                                 -------       -------       -------       -------
Income available (fully diluted)                 $ 8,773       $ 9,578       $ 8,773       $ 9,578
                                                 =======       =======       =======       =======

WEIGHTED AVERAGE SHARES OF
COMMON STOCK OUTSTANDING:
Average common shares outstanding                 11,945        10,058        11,945        10,058
Equivalent shares associated with employee
stock options                                        251           233           251           233
                                                 -------       -------       -------       -------
Weighted average common and common
equivalent shares (primary)                       12,196        10,291        12,196        10,291
Additional shares associated with
convertible debentures converted February
20, 1997                                              --         1,784            --         1,784
                                                 -------       -------       -------       -------
Weighted average common and common
equivalent shares (supplemental)                  12,196        12,075        12,196        12,075
Additional shares associated with
convertible debentures redeemed when
dilutive                                              --         1,417            --         1,417
Weighted average common and common
equivalent shares
(fully diluted)                                   12,196        13,492        12,196        13,492
                                                 =======       =======       =======       =======

PER SHARE AMOUNTS:

Primary                                          $   .72       $   .83       $   .72       $   .83
                                                 =======       =======       =======       =======
Supplemental                                     $   .72       $   .75       $   .72       $   .75
                                                 =======       =======       =======       =======
Fully diluted                                    $   .72       $   .71       $   .72       $   .71
                                                 =======       =======       =======       =======

                               TRENWICK GROUP INC.
                Exhibit 11.0 -- COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)

                                             Income Before Extraordinary Item      Net Income
                                             --------------------------------      ----------

                                                    Nine Months Ended           Nine Months Ended
                                                      September 30,               September 30,
                                                 ---------------------       ---------------------
                                                  1997          1996          1997          1996
                                                 -------       -------       -------       -------
INCOME AVAILABLE TO COMMON
STOCKHOLDERS:
Income before extraordinary item/net
income (primary)                                 $27,167       $25,029       $26,130       $25,029
Add interest on convertible debentures
converted February 20, 1997 into
common stock, net of applicable taxes                322         1,767           322         1,767
                                                 -------       -------       -------       -------
Income available (supplemental)                   27,489        26,796        26,452        26,796
Add interest on convertible debentures
redeemed when dilutive                               256         1,403            --         1,403
                                                 -------       -------       -------       -------
Income available (fully diluted)                 $27,745       $28,199       $26,452       $28,199
                                                 =======       =======       =======       =======

WEIGHTED AVERAGE SHARES OF
COMMON STOCK OUTSTANDING:
Average common shares outstanding                 11,594         9,987        11,594         9,987
Equivalent shares associated with employee
stock options                                        207           261           207           261
                                                 -------       -------       -------       -------
Weighted average common and common
equivalent shares (primary)                       11,801        10,248        11,801        10,248
Additional shares associated with
convertible debentures converted February
20, 1997                                             333         1,784           333         1,784
                                                 -------       -------       -------       -------
Weighted average common and common
equivalent shares (supplemental)                  12,134        12,032        12,134        12,032
Additional shares associated with
convertible debentures redeemed when
dilutive                                             265         1,417            --         1,417
Additional equivalent shares associated
with employee stock options                           61             8            61             8
Weighted average common and common               -------       -------       -------       -------
equivalent shares (fully diluted)                 12,460        13,457        12,195        13,457
                                                 =======       =======       =======       =======

PER SHARE AMOUNTS:

Primary                                            $2,30       $  2.44       $  2.21       $  2.44
                                                 =======       =======       =======       =======

Supplemental                                     $  2.27       $  2.23       $  2.18       $  2.23
                                                 =======       =======       =======       =======

Fully diluted                                    $  2.23       $  2.10       $  2.17       $  2.10
                                                 =======       =======       =======       =======